Exhibit 99
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports Second Quarter 2022 Results

•Net income of $8.9 million and diluted earnings per share of $0.83 for the quarter ended June 30, 2022 compared to net income of $8.4 million and diluted earnings per share of $0.76 for the quarter ended March 31, 2022; earnings grew despite a significant reduction in Small Business Administration ("SBA") Paycheck Protection Program ("PPP") income and a higher provision for loan losses in the second quarter of 2022
•Return on average assets of 1.25% in the second quarter of 2022 compared to 1.20% in the first quarter of 2022
•Net interest margin on a tax equivalent basis increased to 3.68% in the second quarter of 2022 from 3.49% in the first quarter of 2022; reflects the deployment of excess liquidity into commercial loans and investments as well as the favorable impact of our asset-sensitive balance sheet in a rising interest rate environment
•Second quarter commercial loan growth, excluding SBA PPP loans, was $125.9 million, or 34% annualized
•Noninterest income of $7.2 million in the second quarter of 2022 compared to $7.5 million in the first quarter of 2022; swap fee income opportunities continue with commercial clients
•Noninterest expenses decreased by $0.6 million to $18.8 million in the second quarter of 2022 from $19.4 million in the first quarter of 2022; efficiency ratio improved to 60% in the second quarter of 2022 from 64% in the first quarter of 2022
•Provision for loan losses of $1.8 million in the second quarter of 2022 compared to $0.3 million in the first quarter of 2022; increase due to combined impact of higher loan production during the three months ended June 30, 2022 compared to the three months ended March 31, 2022 and the reduction of certain qualitative factor assumptions during the first quarter of 2022
•The Company repurchased 407,824 shares of its common stock at an average price of $24.25 per share during the three months ended June 30, 2022
•The Board of Directors declared a cash dividend of $0.19 per common share, payable August 8, 2022, to shareholders of record as of August 1, 2022

SHIPPENSBURG, PA (July 19, 2022) -- Orrstown Financial Services, Inc. ("Orrstown" or the “Company”) (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings for the three months ended June 30, 2022. Net income totaled $8.9 million for the three months ended June 30, 2022, compared with $8.4 million for the three months ended March 31, 2022 and $8.8 million for the three months ended June 30, 2021. Diluted earnings per share totaled $0.83 for the three months ended June 30, 2022, compared with $0.76 for the three months ended March 31, 2022 and $0.79 for the three months ended June 30, 2021.
Thomas R. Quinn, Jr., President & CEO, commented, “The Orrstown growth story was accelerated with key hires and acquisitions in 2018 and 2019 and resonated throughout 2020 and 2021 with our PPP success and significant loan production. This has led to strong profitability in 2022. In the second quarter of 2022, despite a $1.6 million reduction in PPP-related interest income and a $1.5 million increase in provision for loan losses, our net income and earnings per share grew on a linked quarter basis. This occurred as a result of the growth in the loan portfolio since 2020, strategic balance sheet management efforts and expense reductions. We have also benefited from three interest rate increases so far in 2022 and any future increases are expected to further enhance our net interest margin.”
Mr. Quinn added, “Our focus for the second half of 2022 is on navigating through an uncertain economic environment to enhance shareholder value. We will continue to adjust our balance sheet strategy while considering economic data in an effort to counteract the impact of a potential downturn. While we have experienced strong headwinds in mortgage banking, our wealth management team continues to generate steady earnings despite a steep market decline. We continue to seek opportunities to maintain or improve non-interest income from swaps and other relationship-based fees. Orrstown also plans to continue to make investments in technology to enhance its digital platform. Despite the uncertainty of the operating environment, we believe that Orrstown is well positioned for success."

DISCUSSION OF RESULTS
Balance Sheet
Loans
Excluding SBA PPP loans, total loans increased by $131.7 million from March 31, 2022 to June 30, 2022, or 29% annualized. SBA PPP loans, net of deferred fees and costs, declined by $92.3 million to $30.2 million at June 30, 2022 from $122.5 million at March 31, 2022 due to forgiveness activity. Commercial loans, excluding SBA PPP loans, increased by $125.9 million, or 34% annualized, from March 31, 2022 to June 30, 2022. Loans held for investment, which includes SBA PPP loans, increased by $39.3 million from March 31, 2022 to June 30, 2022, or 8% annualized, as the impact of SBA PPP loan forgiveness was offset by net commercial and home equity loan production.
The remaining gross balance of SBA PPP loans is $30.9 million at June 30, 2022. Net deferred SBA PPP fees of $0.7 million remain at June 30, 2022, substantially all of which are expected to be earned by the end of 2022.
The consumer portfolio grew by $5.7 million, or 6% annualized, in the three months ended June 30, 2022. Home equity lines of credit increased by $6.5 million, or 16% annualized, in the three months ended June 30, 2022.
Investment Securities
Investment securities decreased by $17.3 million to $519.2 million at June 30, 2022 compared to $536.5 million at March 31, 2022. During the second quarter of 2022, the Bank purchased municipal securities totaling $10.8 million and mortgage-backed securities totaling $15.8 million. These purchases were offset by net unrealized losses of $18.6 million, which resulted from market interest rate increases, the call of a non-agency collateralized mortgage obligation ("CMO") security of $13.5 million and normal paydown activity. With the rise in interest rates, the Company purchased certain investment securities, which have enhanced interest income, while still maintaining an acceptable interest rate risk profile. See Appendix B for a summary of the Bank's investment securities at June 30, 2022, highlighting the concentrations, credit ratings and credit enhancement levels of the investment securities portfolio at such date.
Deposits
Deposits decreased by $67.4 million, or 11% annualized, totaling approximately $2.5 billion at both June 30, 2022 and March 31, 2022. In the second quarter of 2022, interest-bearing demand deposits decreased by $46.3 million, or 19% annualized, certificates of deposits decreased by $21.4 million, or 30% annualized, and money market and savings deposits decreased by $11.1 million, or 6% annualized, in each case from March 31, 2022. These decreases were partially offset by an increase in non-interest bearing demand deposits of $11.5 million, or 8% annualized. The decrease in deposits resulted primarily from seasonality from public fund balances and certificate of deposit runoff. The Bank's loan-to-deposit ratio was 81% at June 30, 2022, an increase of 3% from March 31, 2022 due to the combination of loan growth and lower deposit balances.
Net Interest Income and Margin
Net interest income increased by $1.5 million to $24.1 million for the three months ended June 30, 2022 compared to $22.6 million for the three months ended March 31, 2022. Net interest margin on a tax equivalent basis increased to 3.68% in the second quarter of 2022 from 3.49% in the first quarter of 2022. The increase in net interest margin was primarily a result of the investment of cash into higher yielding commercial loans and investment securities and the rising interest rates that positively impacted interest-earning assets.
Interest income on loans, for the three months ended June 30, 2022, included prepayment fee income of $0.4 million, an increase of $0.3 million, compared to $0.1 million for the three months ended March 31, 2022.
Interest income recognized on SBA PPP loans totaled $1.9 million in the three months ended June 30, 2022 compared to $3.5 million in the three months ended March 31, 2022. The SBA PPP loan portfolio averaged $72.5 million in the three months ended June 30, 2022 compared to $155.3 million in the three months ended March 31, 2022, which reflects continued forgiveness from the SBA.
Average cash and cash equivalents decreased from $199.8 million in the three months ended March 31, 2022 to $131.4 million in the three months ended June 30, 2022. The decrease reflects the deployment of excess cash balances into commercial loans and investment securities, as well as a decrease in deposits.

Provision for Loan Losses
The Company recorded a provision for loan losses of $1.8 million for the three months ended June 30, 2022 compared to $0.3 million for the three months ended March 31, 2022 due to increased loan production during the second quarter of 2022 compared to the first quarter of 2022, and the reduction of certain qualitative factor assumptions for the three months ended March 31, 2022. Net charge-offs were $4 thousand for the three months ended June 30, 2022 compared to net recoveries of $28 thousand for the three months ended March 31, 2022. The allowance for loan losses totaled $23.3 million at June 30, 2022, compared with $21.5 million at March 31, 2022, and the allowance for loan losses to total loans increased to 1.15% at June 30, 2022 from 1.09% from March 31, 2022.
Asset quality metrics strengthened further in the second quarter of 2022. Classified loans decreased by $3.7 million, or 16%, to $19.6 million at June 30, 2022 from $23.4 million at March 31, 2022 due primarily to risk rating upgrades. Nonperforming loans remained relatively flat at 0.27% and 0.28% of gross loans at June 30, 2022 and March 31, 2022, respectively. As a result of the increase in the allowance for loan losses, the ratio of the allowance for loan losses to nonaccrual loans increased to 432% at June 30, 2022 from 390% at March 31, 2022. The allowance for loan losses to non-SBA guaranteed loans(1) remained at 1.2% at June 30, 2022 and March 31, 2022. Management believes the allowance for loan losses to be adequate based on current asset quality metrics and economic conditions.
Noninterest Income
Noninterest income totaled $7.2 million in the three months ended June 30, 2022 compared with $7.5 million in the three months ended March 31, 2022.
Swap fee income remained strong at $0.8 million for the three months ended June 30, 2022 compared to $1.0 million for the three months ended March 31, 2022.
Mortgage banking income decreased by $0.2 million from $0.7 million in the first quarter of 2022 to $0.5 million in the second quarter of 2022. Market conditions during the first half of 2022, including low housing inventory and a rising interest rate environment, caused a further decline in residential mortgage loan production and corresponding reductions in the residential mortgage loan pipeline and secondary market sales during the three months ended June 30, 2022,. These changes resulted in a decrease in the gain on sale of residential mortgage loans of $0.3 million compared to the first quarter of 2022. Mortgage loans sold totaled $22.6 million in the second quarter of 2022 compared with $31.9 million in the first quarter of 2022.
Other income decreased by $0.2 million to $0.8 million for the three months ended June 30, 2022 from $1.0 million during the three months ended March 31, 2022. The second quarter included a gain on the sale of an SBA loan of $35 thousand compared to a gain on the sale of an SBA loan of $271 thousand in the three months ended March 31, 2022.
For the three months ended June 30, 2022, net losses on investment securities decreased by $146 thousand to $3 thousand from the first quarter of 2022. During the three months ended March 31, 2022, there was an impairment charge of $171 thousand on a non-agency CMO, which was subsequently called in the three months ended June 30, 2022.
Noninterest Expenses
Noninterest expenses decreased by $0.6 million to $18.8 million in the three months ended June 30, 2022 from $19.4 million in the three months ended March 31, 2022.
Advertising and bank promotions increased by $0.5 million to $0.9 million for the three months ended June 30, 2022 from $0.4 million for the three months ended March 31, 2022 due to $0.5 million in contributions to the Pennsylvania Educational Improvement Tax Credit Program. The related tax credit on these contributions caused taxes other than income to decrease by $0.5 million to $0.1 million for the second quarter of 2022 from $0.6 million for the first quarter of 2022.
Other expenses decreased by $0.4 million from $2.1 million for the three months ended March 31, 2022 to $1.7 million for the three months ended June 30, 2022 due to a decline in loan-related costs incurred by the Bank of $0.3 million and improvement in the market value of derivatives of $0.1 million. FDIC insurance expense decreased from $0.3 million during the first quarter of 2022 to $0.2 million for the second quarter of 2022 due to a decline in both the assessment base and rate for the Bank.
(1) Non-GAAP measure. See Appendix A for additional information.

Income Taxes
The Company's effective tax rate for the second quarter of 2022 was 17.4% compared with 19.4% for the first quarter of 2022. The Company's effective tax rate for the three months ended June 30, 2022 is less than the 21% federal statutory rate due to tax-exempt income, including interest earned on tax-exempt loans and securities and income from life insurance policies, as well as tax credits. The lower effective tax rate in the second quarter of 2022 resulted from an increase in non-taxable investment securities and loans, which lowered projected taxable income for the full year.
Capital
Shareholders’ equity totaled $237.5 million at June 30, 2022, a decrease of $17.3 million from $254.8 million at March 31, 2022. The decrease was primarily attributable to a decrease of $14.7 million in accumulated other comprehensive income due primarily to an increase in unrealized losses on available-for-sale securities resulting from higher market interest rates, share repurchases of $9.9 million, and dividends paid of $2.1 million, partially offset by net income of $8.9 million for the three months ended June 30, 2022. Tangible book value per share(1) decreased by 3.8% from $21.03 per share at March 31, 2022 to $20.23 per share at June 30, 2022 as a result of the decrease in shareholders' equity from the increase in unrealized losses on available-for-sale securities and share repurchases.
The Company's tangible common equity ratio decreased to 7.7% at June 30, 2022 from 8.1% at March 31, 2022 due primarily to the decrease in tangible equity from share repurchases and the unrealized losses on available-for-sale securities. The Company's Tier 1 leverage ratio decreased to 8.5% at June 30, 2022 from 8.8% at March 31, 2022 due to the impact of share repurchases on shareholders' equity and the increase in average assets caused primarily by an increase in average deposits over that period. The Company's total risk-based capital ratio decreased to 13.5% at June 30, 2022 from 14.3% at March 31, 2022 due to deployment of cash into commercial loans, a decrease in capital from the share repurchases and an increase in deferred tax assets resulting from the increase in unrealized losses on available-for-sale securities.
The Board of Directors approved a quarterly dividend of $0.19 per share, payable August 8, 2022, to shareholders of record as of August 1, 2022. The dividend payout ratio totaled 23% for the three months ended June 30, 2022 compared to 25% for the three months ended March 31, 2022. At this time, the Company continues to believe that capital is adequate to support the risks inherent in the balance sheet, as well as growth requirements.
(1) Non-GAAP measure. See Appendix A for additional information.

Investor Relations Contact:
Neelesh Kalani
Executive Vice President, Chief Financial Officer
Phone (717) 510-7097

ORRSTOWN FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2022	2021	2022	2021

Profitability for the period:
Net interest income	$24,118	$21,901	$46,691	$43,756
Provision for loan losses	1,775	625	2,075	(375)
Noninterest income	7,194	6,664	14,668	14,208
Noninterest expenses	18,794	17,033	38,158	34,816
Income before income taxes	10,743	10,907	21,126	23,523
Income tax expense	1,872	2,131	3,887	4,540
Net income available to common shareholders	$8,871	$8,776	$17,239	$18,983

Financial ratios:
Return on average assets (1)	1.25%	1.20%	1.22%	1.33%
Return on average equity (1)	14.42%	13.56%	13.51%	15.04%
Net interest margin (1)	3.68%	3.24%	3.59%	3.31%
Efficiency ratio	60.0%	59.6%	62.2%	60.1%
Income per common share:
Basic	$0.84	$0.80	$1.61	$1.73
Diluted	$0.83	$0.79	$1.59	$1.71

Average equity to average assets	8.64%	8.83%	9.05%	8.84%

(1) Annualized.

ORRSTOWN FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	June 30,	December 31,
	2022	2021
At period-end:
Total assets	$2,824,201	$2,834,565
Total deposits	2,478,616	2,464,929
Loans, net of allowance for loan losses	1,994,350	1,958,806
Loans held-for-sale, at fair value	7,824	8,868
Securities available for sale	512,698	472,438
Borrowings	25,965	25,197
Subordinated notes	31,994	31,963
Shareholders' equity	237,527	271,656

Credit quality and capital ratios (1):
Allowance for loan losses to total loans	1.15%	1.07%
Total nonaccrual loans to total loans	0.27%	0.33%
Nonperforming assets to total assets	0.19%	0.23%
Allowance for loan losses to nonaccrual loans	432%	328%
Total risk-based capital:
Orrstown Financial Services, Inc.	13.5%	15.0%
Orrstown Bank	13.3%	14.0%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	10.9%	12.2%
Orrstown Bank	12.2%	12.9%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	10.9%	12.2%
Orrstown Bank	12.2%	12.9%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	8.5%	8.5%
Orrstown Bank	9.5%	8.9%

Book value per common share	$22.25	$24.29

(1) Capital ratios are estimated, subject to regulatory filings

ORRSTOWN FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts)	June 30, 2022	December 31, 2021
Assets
Cash and due from banks	$25,825	$21,217
Interest-bearing deposits with banks	86,081	187,493
Cash and cash equivalents	111,906	208,710
Restricted investments in bank stocks	6,500	7,252
Securities available for sale (amortized cost of $549,876 and $466,806 at June 30, 2022 and December 31, 2021, respectively)	512,698	472,438
Loans held for sale, at fair value	7,824	8,868
Loans	2,017,629	1,979,986
Less: Allowance for loan losses	(23,279)	(21,180)
Net loans	1,994,350	1,958,806
Premises and equipment, net	33,429	34,045
Cash surrender value of life insurance	70,912	70,217
Goodwill	18,724	18,724
Other intangible assets, net	3,610	4,183
Accrued interest receivable	8,425	8,234
Other assets	55,823	43,088
Total assets	$2,824,201	$2,834,565
Liabilities
Deposits:
Noninterest-bearing	$569,231	$553,238
Interest-bearing	1,909,385	1,911,691
Total deposits	2,478,616	2,464,929
Securities sold under agreements to repurchase	24,287	23,301
FHLB advances and other	1,678	1,896
Subordinated notes	31,994	31,963
Accrued interest and other liabilities	50,099	40,820
Total liabilities	2,586,674	2,562,909
Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value—$0.05205 stated value per share 50,000,000 shares authorized; 11,236,558 shares issued and 10,675,679 outstanding at June 30, 2022; 11,258,167 shares issued and 11,183,050 outstanding at December 31, 2021	585	586
Additional paid—in capital	188,178	189,689
Retained earnings	91,723	78,700
Accumulated other comprehensive (loss) income	(29,370)	4,449
Treasury stock— 560,879 and 75,117 shares, at cost at June 30, 2022 and December 31, 2021, respectively	(13,589)	(1,768)
Total shareholders’ equity	237,527	271,656
Total liabilities and shareholders’ equity	$2,824,201	$2,834,565

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(In thousands, except per share amounts)	2022	2021	2022	2021
Interest income
Loans	$22,027	$21,323	$43,396	$42,834
Investment securities - taxable	1,957	1,614	3,555	3,493
Investment securities - tax-exempt	1,131	638	1,853	1,138
Short-term investments	235	81	336	120
Total interest income	25,350	23,656	49,140	47,585
Interest expense
Deposits	701	1,081	1,386	2,473
Securities sold under agreements to repurchase	7	8	14	17
FHLB advances and other	21	164	43	335
Subordinated notes	503	502	1,006	1,004
Total interest expense	1,232	1,755	2,449	3,829
Net interest income	24,118	21,901	46,691	43,756
Provision for loan losses	1,775	625	2,075	(375)
Net interest income after provision for loan losses	22,343	21,276	44,616	44,131
Noninterest income
Service charges	1,194	880	2,267	1,765
Interchange income	1,064	1,064	2,045	2,019
Swap fee income	785	15	1,738	68
Wealth management income	2,894	2,930	5,763	5,653
Mortgage banking activities	498	1,162	1,219	3,351
Investment securities (losses) gains	(3)	11	(149)	156
Other income	762	602	1,785	1,196
Total noninterest income	7,194	6,664	14,668	14,208
Noninterest expenses
Salaries and employee benefits	11,312	10,212	22,649	20,409
Occupancy, furniture and equipment	2,423	2,400	4,990	4,918
Data processing	1,165	1,032	2,218	2,051
Advertising and bank promotions	881	274	1,236	699
FDIC insurance	190	158	473	352
Professional services	722	579	1,530	1,300
Taxes other than income	108	462	672	913
Intangible asset amortization	281	324	573	658
Other operating expenses	1,712	1,592	3,817	3,516
Total noninterest expenses	18,794	17,033	38,158	34,816
Income before income tax expense	10,743	10,907	21,126	23,523
Income tax expense	1,872	2,131	3,887	4,540
Net income	$8,871	$8,776	$17,239	$18,983

Share information:
Basic earnings per share	$0.84	$0.80	$1.61	$1.73
Diluted earnings per share	$0.83	$0.79	$1.59	$1.71
Weighted average shares - basic	10,610	10,975	10,735	10,975
Weighted average shares - diluted	10,744	11,112	10,875	11,093

ORRSTOWN FINANCIAL SERVICES, INC.
ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	6/30/2022			3/31/2022			12/31/2021			9/30/2021			6/30/2021
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$131,449	$235	0.72%	$199,788	$101	0.20%	$250,336	$98	0.16%	$347,242	$135	0.15%	$290,039	$81	0.11%
Investment securities (1)	523,940	3,388	2.59	472,195	2,512	2.13	477,217	2,506	2.08	464,417	2,339	2.00	438,110	2,421	2.22
Loans (1)(2)(3)	2,008,283	22,090	4.41	1,974,804	21,429	4.39	1,975,014	21,559	4.33	1,919,926	19,945	4.12	2,014,600	21,375	4.26
Total interest-earning assets	2,663,672	25,713	3.87	2,646,787	24,042	3.67	2,702,567	24,163	3.55	2,731,585	22,419	3.26	2,742,749	23,877	3.49
Other assets	192,561			184,300			187,622			195,089			188,810
Total	$2,856,233			$2,831,087			$2,890,189			$2,926,674			$2,931,559
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$1,420,051	301	0.09	$1,398,182	256	0.07	$1,430,845	273	0.08	$1,411,243	286	0.08	$1,394,384	292	0.08
Savings deposits	236,916	63	0.11	227,676	57	0.10	215,957	55	0.10	209,112	53	0.10	200,439	50	0.10
Time deposits	275,408	337	0.49	298,618	372	0.51	313,148	461	0.58	349,215	598	0.68	382,467	739	0.78
Total interest-bearing deposits	1,932,375	701	0.15	1,924,476	685	0.14	1,959,950	789	0.16	1,969,570	937	0.19	1,977,290	1,081	0.22
Securities sold under agreements to repurchase	24,045	7	0.11	23,530	7	0.12	24,069	7	0.12	23,578	8	0.13	22,417	8	0.14
FHLB advances and other	1,741	21	4.74	1,850	22	4.74	1,956	23	4.70	45,071	123	1.09	57,896	164	1.14
Subordinated notes	31,985	503	6.29	31,969	503	6.29	31,954	503	6.29	31,938	503	6.29	31,924	502	6.29
Total interest-bearing liabilities	1,990,146	1,232	0.25	1,981,825	1,217	0.25	2,017,929	1,322	0.26	2,070,157	1,571	0.30	2,089,527	1,755	0.34
Noninterest-bearing demand deposits	572,171			540,139			559,882			548,923			545,617
Other	47,190			40,919			42,380			38,409			37,561
Total Liabilities	2,609,507			2,562,883			2,620,191			2,657,489			2,672,705
Shareholders' Equity	246,726			268,204			269,998			269,185			258,854
Total	$2,856,233			$2,831,087			$2,890,189			$2,926,674			$2,931,559
Taxable-equivalent net interest income / net interest spread		24,481	3.62%		22,825	3.42%		22,841	3.29%		20,848	2.96%		22,122	3.15%
Taxable-equivalent net interest margin			3.68%			3.49%			3.35%			3.03%			3.24%
Taxable-equivalent adjustment		(363)			(252)			(243)			(228)			(221)
Net interest income		$24,118			$22,573			$22,598			$20,620			$21,901
Ratio of average interest-earning assets to average interest-bearing liabilities			134%			134%			134%			132%			131%

NOTES:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balances include nonaccrual loans.
(3) Interest income on loans includes prepayment and late fees, where applicable

ORRSTOWN FINANCIAL SERVICES, INC.
ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Six Months Ended
	June 30, 2022			June 30, 2021
		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$165,430	$336	0.41%	$218,216	$120	0.11%
Investment securities (1)	498,210	5,900	2.37	453,108	4,933	2.20
Loans (1)(2)(3)	1,991,636	43,519	4.40	2,023,858	42,949	4.28
Total interest-earning assets	2,655,276	49,755	3.77	2,695,182	48,002	3.59
Other assets	188,454			185,791
Total	$2,843,730			$2,880,973
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$1,409,177	557	0.08	$1,364,483	728	0.11
Savings deposits	232,322	120	0.10	192,039	96	0.10
Time deposits	286,949	709	0.50	389,828	1,649	0.85
Total interest-bearing deposits	1,928,448	1,386	0.14	1,946,350	2,473	0.26
Securities sold under agreements to repurchase	23,789	14	0.12	21,937	17	0.16
FHLB advances and other	1,795	43	4.74	57,948	335	1.17
Subordinated notes	31,977	1,006	6.29	31,916	1,004	6.29
Total interest-bearing liabilities	1,986,009	2,448	0.25	2,058,151	3,829	0.38
Noninterest-bearing demand deposits	556,243			531,313
Other	44,072			36,906
Total Liabilities	2,586,324			2,626,370
Shareholders' Equity	257,406			254,603
Total	$2,843,730			$2,880,973
Taxable-equivalent net interest income / net interest spread		47,307	3.52%		44,173	3.22%
Taxable-equivalent net interest margin			3.59%			3.31%
Taxable-equivalent adjustment		(615)			(417)
Net interest income		$46,692			$43,756
Ratio of average interest-earning assets to average interest-bearing liabilities			134%			131%

NOTES TO ANALYSIS OF NET INTEREST INCOME:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balances include nonaccrual loans.
(3) Interest income on loans includes prepayment and late fees, where applicable

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands, except per share amounts )	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Profitability for the quarter:
Net interest income	$24,118	$22,573	$22,598	$20,620	$21,901
Provision for loan losses	1,775	300	1,100	365	625
Noninterest income	7,194	7,474	7,293	7,651	6,664
Noninterest expenses	18,794	19,364	20,290	19,035	17,033
Income before income taxes	10,743	10,383	8,501	8,871	10,907
Income tax expense	1,872	2,015	1,795	1,679	2,131
Net income	$8,871	$8,368	$6,706	$7,192	$8,776

Financial ratios:
Return on average assets (1)	1.25%	1.20%	0.93%	0.98%	1.20%
Return on average equity (1)	14.42%	12.65%	9.93%	10.69%	13.56%
Net interest margin (1)	3.68%	3.49%	3.35%	3.03%	3.24%
Efficiency ratio	60.0%	64.4%	67.9%	67.3%	59.6%

Per share information:
Income per common share:
Basic	$0.84	$0.77	$0.61	$0.66	$0.80
Diluted	0.83	0.76	0.60	0.65	0.79
Book value	22.25	23.00	24.29	23.97	23.61
Tangible book value (2)	20.23	21.03	22.32	21.98	21.61
Cash dividends paid	0.19	0.19	0.19	0.19	0.18

Average basic shares	10,610	10,860	10,939	10,979	10,975
Average diluted shares	10,744	11,007	11,113	11,122	11,112
(1) Annualized.
(2) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Noninterest income:
Service charges	$1,194	$1,073	$935	$993	$880
Interchange income	1,064	981	1,080	1,030	1,064
Swap fee income	785	953	158	67	15
Wealth management income	2,894	2,869	2,897	2,917	2,930
Mortgage banking activities	498	721	1,225	1,333	1,162
Other income	762	1,023	995	832	602
Investment securities (losses) gains	(3)	(146)	3	479	11
Total noninterest income	$7,194	$7,474	$7,293	$7,651	$6,664

Noninterest expenses:
Salaries and employee benefits	$11,312	$11,337	$12,095	$11,498	$10,212
Occupancy, furniture and equipment	2,423	2,567	2,554	2,374	2,400
Data processing	1,165	1,053	1,020	990	1,032
Advertising and bank promotions	881	355	744	735	274
FDIC insurance	190	283	246	218	158
Professional services	722	808	693	562	579
Taxes other than income	108	564	392	16	462
Intangible asset amortization	281	292	303	314	324
Other operating expenses	1,712	2,105	2,243	2,328	1,592
Total noninterest expenses	$18,794	$19,364	$20,290	$19,035	$17,033

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Balance Sheet at quarter end:
Cash and cash equivalents	$111,906	$214,238	$208,710	$311,415	$336,762
Restricted investments in bank stocks	6,500	6,791	7,252	7,051	9,691
Securities available for sale	512,698	529,730	472,438	445,018	450,402
Loans held for sale, at fair value	7,824	7,403	8,868	6,412	8,092
Loans:
Commercial real estate:
Owner occupied	287,825	256,526	238,668	196,585	191,595
Non-owner occupied	559,309	558,999	551,783	509,703	471,541
Multi-family	116,110	93,158	93,255	112,002	112,420
Non-owner occupied residential	109,141	102,269	106,112	100,088	99,631
Commercial and industrial (1)	379,729	443,170	485,728	540,205	599,123
Acquisition and development:
1-4 family residential construction	22,650	15,115	12,279	12,246	9,686
Commercial and land development	134,947	105,204	93,925	71,784	55,330
Municipal	12,957	14,626	14,989	13,631	14,452
Total commercial loans	1,622,668	1,589,067	1,596,739	1,556,244	1,553,778
Residential mortgage:
First lien	202,787	203,231	198,831	203,360	211,918
Home equity – term	5,996	5,820	6,081	7,079	8,321
Home equity – lines of credit	171,269	164,818	160,705	154,004	149,601
Installment and other loans	14,909	15,371	17,630	19,077	21,765
Total loans	2,017,629	1,978,307	1,979,986	1,939,764	1,945,383
Allowance for loan losses	(23,279)	(21,508)	(21,180)	(19,965)	(19,381)
Net loans held-for-investment	1,994,350	1,956,799	1,958,806	1,919,799	1,926,002
Goodwill	18,724	18,724	18,724	18,724	18,724
Other intangible assets, net	3,610	3,891	4,183	4,486	4,800
Total assets	2,824,201	2,900,537	2,834,565	2,870,182	2,912,717
Total deposits	2,478,616	2,545,992	2,464,929	2,502,108	2,494,100
Borrowings	25,965	26,412	25,197	29,598	80,709
Subordinated notes	31,994	31,978	31,963	31,948	31,932
Total shareholders' equity	237,527	254,804	271,656	268,569	265,938

(1) This balance includes $30.2 million, $122.5 million, $189.9 million, $259.9 million and $355.6 million of SBA PPP loans, net of deferred fees and costs, at June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Capital and credit quality measures (1):
Total risk-based capital:
Orrstown Financial Services, Inc	13.5%	14.3%	15.0%	15.6%	15.6%
Orrstown Bank	13.3%	13.8%	14.0%	14.7%	14.6%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc	10.9%	11.7%	12.2%	12.8%	12.7%
Orrstown Bank	12.2%	12.7%	12.9%	13.5%	13.5%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc	10.9%	11.7%	12.2%	12.8%	12.7%
Orrstown Bank	12.2%	12.7%	12.9%	13.5%	13.5%
Tier 1 leverage capital:
Orrstown Financial Services, Inc	8.5%	8.8%	8.5%	8.3%	8.0%
Orrstown Bank	9.5%	9.5%	8.9%	8.7%	8.5%

Average equity to average assets	8.64%	9.47%	9.34%	9.20%	8.83%
Allowance for loan losses to total loans	1.15%	1.09%	1.07%	1.03%	1.00%
Total nonaccrual loans to total loans	0.27%	0.28%	0.33%	0.47%	0.51%
Nonperforming assets to total assets	0.19%	0.19%	0.23%	0.32%	0.34%
Allowance for loan losses to nonaccrual loans	432%	390%	328%	219%	195%

Other information:
Net charge-offs (recoveries)	$4	$(28)	$(115)	$(219)	$211
Classified loans	19,682	23,421	23,050	26,910	28,731
Nonperforming and other risk assets:
Nonaccrual loans	5,387	5,510	6,449	9,116	9,941
Other real estate owned	—	—	—	—	—
Total nonperforming assets	5,387	5,510	6,449	9,116	9,941
Restructured loans still accruing	568	575	804	839	852
Loans past due 90 days or more and still accruing (2)	322	238	1,201	362	212
Total nonperforming and other risk assets	$6,277	$6,323	$8,454	$10,317	$11,005
(1) Capital ratios are estimated, subject to regulatory filings.
(2) Includes $0.3 million, $0.2 million, $0.3 million, $0.4 million and $0.2 million of purchased credit impaired loans at June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021, respectively. As of December 31, 2021, there was one loan for $0.9 million, which was in the process of collection and guaranteed by the SBA, and was subsequently collected during the first quarter of 2022.

Appendix A- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations
As a result of acquisitions, the Company has intangible assets consisting of goodwill and core deposit and other intangible assets, which totaled $22.3 million and $22.9 million at June 30, 2022 and December 31, 2021, respectively.
Management believes providing certain “non-GAAP” financial information will assist investors in their understanding of the effect of acquisition activity on reported results, particularly to overcome comparability issues related to the influence of intangibles (principally goodwill) created in acquisitions. Management also believes providing certain other “non-GAAP” financial information will provide investors with clarity on its allowance for loan losses to total loans ratio. The Company believes that excluding SBA guaranteed loans, due to their credit enhancement, from loans held for investment is useful to investors due to the size and effect on the total and ratio.
Tangible book value per common share and allowance for loan losses to non-SBA guaranteed loans, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.
The following tables present the computation of each non-GAAP based measure:
(dollars in thousands, except per share information)

Tangible Book Value per Common Share	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Shareholders' equity	$237,527	$254,804	$271,656	$268,569	$265,938
Less: Goodwill	18,724	18,724	18,724	18,724	18,724
Other intangible assets	3,610	3,891	4,183	4,486	4,800
Related tax effect	(758)	(817)	(878)	(942)	(1,008)
Tangible common equity (non-GAAP)	$215,951	$233,006	$249,627	$246,301	$243,422

Common shares outstanding	10,676	11,079	11,183	11,205	11,263

Book value per share (most directly comparable GAAP based measure)	$22.25	$23.00	$24.29	$23.97	$23.61
Intangible assets per share	2.02	1.97	1.97	1.99	2.00
Tangible book value per share (non-GAAP)	$20.23	$21.03	$22.32	$21.98	$21.61

Allowance for Loan Losses to Non-SBA Guaranteed Loans:
	June 30, 2022	March 31, 2022
Allowance for loan losses	$23,279	$21,508
Gross loans	2,017,629	1,978,307
less: SBA guaranteed loans	(32,599)	(124,545)
Non-SBA guaranteed loans	$1,985,030	$1,853,762

Allowance for loan losses to non-SBA guaranteed loans	1.2%	1.2%

Appendix B- Investment Portfolio Concentrations
The following table summarizes the credit ratings and collateral associated with the Company's investment security portfolio, excluding equity securities, at June 30, 2022:
(dollars in thousands)

Sector	Portfolio Mix	Amortized Book	Fair Value	Credit Enhancement	AAA	AA	A	BBB	NR	Collateral Type
Unsecured ABS	1%	$5,684	$5,664	32%	—%	—%	—%	—%	100%	Unsecured Consumer Debt
Student Loan ABS	2	7,717	7,558	26	—	—	—	—	100	Seasoned Student Loans
Federal Family Education Loan ABS	17	94,462	90,719	7	86	14	—	—	—	Federal Family Education Loan (1)
PACE Loan ABS	1	3,153	3,025	6	100	—	—	—	—	PACE Loans (4)
Non-Agency RMBS	3	17,520	16,221	11	61	—	—	—	39	Reverse Mortgages (2)
Municipal - General Obligation	22	122,863	114,009		5	90	5	—	—
Municipal - Revenue	24	132,281	119,518		—	83	12	—	5
SBA ReRemic (5)	1	6,469	6,367		—	100	—	—	—	SBA Guarantee (3)
Agency MBS	25	139,251	131,249		—	100	—	—	—	Residential Mortgages (3)
U.S. Treasury securities	4	20,077	17,969		—	100	—	—	—
Bank CDs	—	249	249		—	—	—	—	100	FDIC Insured CD
	100%	$549,726	$512,548		18%	73%	4%	—%	5%

(1) Minimum of 17% guaranteed by U.S. government
(2) Reverse mortgages fund over time and credit enhancement is estimated based on prior experience
(3) 77% guaranteed by U.S. government agencies
(4) PACE acronym represents Property Assessed Clean Energy loans
(5) SBA ReRemic acronym represents Re-Securitization of Real Estate Mortgage Investment Conduits

Note : Ratings in table are the lowest of the three rating agencies (Standard & Poor's, Moody's & Fitch). Standard & Poor's rates U.S. government obligations at AA+

About the Company
With $2.8 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Anne Arundel, Baltimore, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.
Cautionary Note Regarding Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Forward-looking statements are statements that include projections, predictions, expectations, estimates or beliefs about events or results or otherwise are not statements of historical factors, many of which, by their nature, are inherently uncertain and beyond the Company's control, and include, but are not limited to, statements related to new business development, new loan opportunities, growth in the balance sheet and fee-based revenue lines of business, merger and acquisition activity, reducing risk assets and mitigating losses in the future. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will achieve the desired level of new business development and new loans, growth in the balance sheet and fee-based revenue lines of business, successful merger and acquisition activity and continued reductions in risk assets or mitigate losses in the future. In addition to risks and uncertainties related to the COVID-19 pandemic (including those related to variants) and resulting governmental and societal responses, factors which could cause the actual results of the Company's operations to differ materially from expectations include, but are not limited to: ineffectiveness of the Company's strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; the integration of the Company's strategic acquisitions; the inability to fully achieve expected savings, efficiencies or synergies from mergers and acquisitions, or taking longer than estimated for such savings, efficiencies and synergies to be realized; changes in laws and regulations; interest rate movements; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatility in the securities markets; the demand for our products and services; deteriorating economic conditions; geopolitical tensions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; expenses associated with pending litigation and legal proceedings; the failure of the SBA to honor its guarantee of loans issued under the SBA PPP; the timing of the repayment of SBA PPP loans and the impact it has on fee recognition; our ability to convert new relationships gained through the SBA PPP efforts to full banking relationships; and other risks and uncertainties, including those detailed in our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Reports on Form 10-Q under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings made with the SEC. The statements are valid only as of the date hereof and we disclaim any obligation to update this information. The foregoing list of factors is not exhaustive.
If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.
The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change.

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